Exhibit 10.9

Twelfth Amended and Restated Rent Supplement

(Stanton/Brady/Celeste Lease)

February 22, 2017

This Twelfth Amended and Restated Rent Supplement (this “Twelfth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 22, 2017, to memorialize supplements to the S/B/C Lease (as defined below), effective as of January 1, 2017.  Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the S/B/C Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets) dated December 31, 2015 (as amended from time to time in accordance with its terms, the “S/B/C Lease”);

WHEREAS, on December 31, 2016 the Parties executed an Eleventh Amended and Restated Rent Supplement (Stanton/Brady/Celeste Lease) effective as of January 1, 2017 (the “Eleventh Amended Supplement”);

WHEREAS, the Incremental CapEx and Lessee CapEx for 2016 were different than expected by the Eleventh Amended Supplement and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the S/B/C/ Lease) and to amend and restate the Eleventh Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessee and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Eleventh Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The S/B/C Lease, except as supplemented by this Twelfth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2011	$ 4,212,000
	2012	$ 14,873,337
	2013	$ 43,422,100
	2014	$ 139,387,740
	2015	$153,428,540
	2016	$112,075,833*
$127,119,356**
	(Total 2016) 2017 (Total 2017)	$239,195,189*** $ 60,058,438# $ 69,114,285## $129,172,722###

* Represents the “validated” amount of 2016 distribution Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the S/B/C Lease, and, as part of this Rent Validation, the amount of 2016 distribution Incremental CapEx has been restated to $112,075,833, with a weighted average in-

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service date of July 1, 2016.   The amount of 2016 distribution Incremental CapEx included in the Eleventh Amended Supplement was $121,427,573 with an expected weighted average in-service date of July 1, 2016.

** Represents the “validated” aggregate amount of 2016 transmission Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the S/B/C Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2016 transmission Incremental CapEx placed in service, consisting of (i) the amount of 2016 transmission Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s first 2016 Regulatory Order (“First 2016 CapEx”); (ii) the amount of 2016 transmission Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s second 2016 Regulatory Order (“Second 2016 CapEx”); and (iii) the amount of 2016 transmission Incremental CapEx placed in service throughout the remainder of 2016 (“2016 Stub-Year CapEx”), together with the weighted average in-service dates of 2016 transmission Incremental CapEx and the effective dates for the first and second 2016 Regulatory Orders. A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates. The aggregate amount of 2016 transmission Incremental CapEx has been restated to $127,119,356, with a weighted average in-service date of June 1, 2016.  The aggregate amount of estimated 2016 transmission Incremental CapEx included in the Eleventh Amended Supplement was $83,593,598, with a weighted average in-service date of July 1, 2016.  The Parties placed in service an aggregate of $48,888,918 of First 2016 CapEx, which was included in the first 2016 Regulatory Order that became effective on June 13, 2016; an aggregate of $11,456,153 of Second 2016 CapEx, which was included in the second 2016 Regulatory Order that became effective on September 22, 2016; and an aggregate of $66,774,285 of 2016 Stub-Year CapEx, which has not yet been included in a Regulatory Order. The amount of First 2016 CapEx included in the Eleventh Amended Supplement was $12,037,735, the amount of Second 2016 CapEx included in the Eleventh Amended Supplement was $35,187,221 and the amount of 2016 Stub-Year CapEx included in the Eleventh Amended Supplement was $36,368,643. As set forth in the Eleventh Amended Supplement, the Parties expected the first 2016 Regulatory Order to be effective on June 1, 2016, the second 2016 Regulatory Order to be effective on October 1, 2016, and the first 2017 Regulatory Order to be effective on March 1, 2017.

*** Represents the total validated amount of transmission and distribution Incremental CapEx that the Parties placed in service during 2016.

# Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service during 2017, with an expected weighted average in-service date of May 1, 2017. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Eleventh Amended Supplement.

## Represents the aggregate amount of transmission Incremental CapEx the Parties expect to be placed in service in 2017. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Eleventh Amended Supplement. Of the 2017 Incremental CapEx, an aggregate of $10,473,331 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 CapEx”), an aggregate of $58,640,953 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2017 Regulatory Order (“Second 2017 CapEx”), and an aggregate of $0 is expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year CapEx”) and to be included in the first 2018 Regulatory Order.  The Parties expect the First 2017 CapEx, Second 2017 CapEx, and 2017 Stub-Year CapEx, collectively, to have a weighted average in-service date of July 1, 2017.  The Parties expect the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018, and the first 2018 Regulatory Order to be effective on June 1, 2018.  The Parties agree that any Rent Validation (within the meaning of the S/B/C Lease) with respect to First 2017 CapEx, Second 2017 CapEx, or 2017 Stub-Year

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CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the S/B/C Lease.

### Represents the total amount of transmission and distribution Incremental CapEx that the Parties expect to be placed in service during 2017.

Lessee CapEx:
	2011	$ 1,232,807
	2012	$ 1,969,693
	2013	$ 2,920,207
	2014	$12,972,164
	2015	$ 4,857,416
	2016 2017	$ 3,696,743# $ 5,000,000*

# Represents the “validated” amount of Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the S/B/C Lease, and, as part of this Rent Validation, the amount and weighted average in-service date of 2016 Lessee CapEx has been restated to $3,696,743, with a weighted average in-service date of April 1, 2016.  The amount of 2016 Lessee CapEx included in the Eleventh Amended Supplement was $5,000,000, with a weighted average in-service date of July 1, 2016.

* Represents the amount of Lessee CapEx the Parties expect during 2017, with an expected weighted average in-service date of July 1, 2017. Rent supplements with respect to this Lessee CapEx were agreed to and memorialized as part of the Eleventh Amended Supplement.

Base Rent:
	2011	$18,111,535
	2012	$18,669,636
	2013	$21,784,564
	2014	$31,794,169
	2015	$44,737,618
	2016	$61,871,954#
	2017	$78,682,351##

# Represents the “validated” amount of 2016 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the S/B/C Lease and, as part of this Rent Validation, the amount of 2016 Base Rent has been restated. The amount of 2016 Base Rent included in the Eleventh Amended Supplement was $61,449,561, comprised of 2016 Base Rent payments of (i) $5,001,017 on the 15th day of each month beginning on March 15, 2016 through August 15, 2016 (with respect to January 2016 through June 2016); (ii) $5,122,354 on the 15th day of each month beginning on September 15, 2016 through December 15, 2016 (with respect to July 2016 through October 2016), with the increase in monthly Base Rent reflecting First 2016 CapEx and commencing July 1, 2016, which was 30 days after the expected approval of Lessee’s first 2016 Regulatory Order; and (iii) $5,477,022 on each of January 15, 2017 and February 15, 2017 (with respect to November 2016 and December 2016), with the increase in monthly Base Rent reflecting Second 2016 CapEx and commencing November 1, 2016, which was 30 days after the expected approval of Lessee’s second 2016 Regulatory Order.  The first 2016 Regulatory Order and the second 2016 Regulatory Order were effective June 13, 2016, and September 22, 2016, respectively.  Lessee owes Lessor $422,393 (the difference between the amount set forth as Base Rent above and the aggregate amount of monthly Base Rent set forth in this footnote), in validated Base Rent, and will make the validation payment set forth under “Validation Payment” below within 30 days of the date hereof.

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## Lessee will make a monthly 2017 Base Rent payment of $6,495,653 on the 15th day of each month beginning on March 15, 2017 through June 15, 2017 (with respect to January 2017 through April 2017).  Lessee will then make a 2017 Base Rent payment of $6,587,467 on the 15th day of each month beginning on July 15, 2017 through February 15, 2018 (with respect to May 2017 through December 2017), with the increase in monthly Base Rent reflecting First 2017 CapEx and commencing May 1, 2017, which is the expected date of the approval of Lessee’s first 2017 Regulatory Order.

Percentage Rent Percentages:
	2011	29.019%
	2012	24.206%
	2013	25.1%
	2014	23.6%
	2015	23.1%
	2016	23.1%#
	2017	23.1%

# Represents the “validated” percentage applicable to 2016 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the S/B/C Lease and, as part of this Rent Validation, the 2016 percentage has been restated.  The 2016 percentage included in the Eleventh Amended Supplement was 23.1% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

Annual Percentage Rent
Breakpoints:
	2011	$27,111,535
	2012	$27,669,636
	2013	$30,784,564
	2014	$36,935,549
	2015	$47,271,231
	2016	$55,983,204#
	2017	$75,864,445*

# Represents the “validated” 2016 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the S/B/C Lease and, as part of this Rent Validation, the 2016 Annual Percentage Rent Breakpoint has been restated.  The 2016 Annual Percentage Rent Breakpoint included in the Eleventh Amended Supplement was $55,428,569.

* The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order and the second 2017 Regulatory Order, as well as the amount of First 2017 CapEx and Second 2017 CapEx.

Revenues Attributable to
Lessee CapEx:
	2013	$1,357,683
	2014	$4,850,029
	2015	$7,283,133
	2016	$8,159,029#
	2017	$8,385,647

# Represents the “validated” 2016 Revenues Attributable to Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the S/B/C Lease and, as part of this Rent Validation, the 2016

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Revenues Attributable to Lessee CapEx have been restated.  The 2016 Revenues Attributable to Lessee CapEx included in the Eleventh Amended Supplement were $8,171,603.

Validation Payment:  As a result of the validation described above, pursuant to Section 3.2(c) of the S/B/C Lease, Lessee will pay Lessor $297,177, within 30 days following execution hereof, of which $422,393 is attributable to validated Base Rent and $(125,216) is attributable to the validation of Percentage Rent.

ERCOT Transmission Rate

Allocation:	before June 20, 2013: 0%
between June 20 and October 17, 2013: 6.9%
between October 17 and February 25, 2014: 3.4%
between February 25 and May 1, 2014: 8.5%
between May 1 and October 3, 2014: 8.3%
between October 3, 2014 and March 31, 2015: 7.3%
between April 1, 2015 and October 31, 2015: 10.5%
between November 1, 2015 and June 13, 2016: 17.8%
between June 13, 2016 and September 22, 2016: 20.4%
between September 23, 2016 and April 30, 2017: 17.6%
starting May 1, 2017: 22.1%

Term of Rent Supplement:  Expires 12/31/17

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The Parties have executed this Twelfth Amended Supplement to the S/B/C Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

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